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                                                                      EXHIBIT 13
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                            SUBSCRIPTION FOR SHARES
                            -----------------------



                                October 17, 1995



The Board of Trustees
of The Navellier Performance Funds



Gentlemen:

     The undersigned hereby offers to purchase an aggregate of 10,000 shares of common stock (no par value per share) of The Navellier Performance Funds (the "Fund") for the consideration set forth below. This subscription and purchase is made for investment purposes without any present intention of redeeming or selling the shares subscribed for and purchased.

                             Number of     Purchase
Portfolio                    Shares        Price
---------                    ---------     --------

Navellier Aggressive
Growth Portfolio             10,000        $100,000



                              Very truly yours,


                              /s/ Louis Navellier
                              -----------------------
                              Louis Navellier